RESOLUTION

         BE IT RESOLVED, that TOTAL RESEARCH CORPORATION (the "Company") be, and it hereby is, authorized and directed to enter into a Second Amended and Restated Credit Agreement (the "Agreement") with SUMMIT BANK, formerly known as United Jersey Bank and the successor by merger to UNITED JERSEY BANK/CENTRAL, N.A. (the "Lender"), pursuant to such Agreement borrowing: (i) a series of term loans having an aggregate principal amount not exceeding $6,500,000 (the "Acquisition Term Loans") in order to finance the acquisition by the Company (or one of the Company's subsidiaries) of at least 90% of the shares of Romtec, plc;
(ii) an additional sum on a revolving basis until June 30, 2002, in an amount which is the difference obtained by subtracting the outstanding aggregate principal amount of the Acquisition Term Loans and all letters of credit outstanding from time to time from $10,000,000 (the "Revolving Loan" and together with the Acquisition Term Loans, the "Loans"); and be it further

         RESOLVED, that, as collateral security for the Loans, the Company is authorized to: (i) grant mortgages and security interests encumbering all of the Company's United States assets to the Bank; (ii) pledge all of the shareholdings in all subsidiaries now existing or hereafter arising, and (iii) to cause each of its subsidiaries to guaranty the Loans and to pledge the shareholdings of such subsidiaries in Romtec plc and all other subsidiaries, now existing or hereafter arising;

         RESOLVED, that the President of the Company be, and hereby is, authorized and directed, by, for, on behalf of and in the name of the Company, to execute and deliver the Agreement, which may contain terms and conditions as the President so acting shall deem necessary, appropriate, convenient or proper, his signature thereon being conclusive evidence of his approval thereof; and be it further

         RESOLVED, that the President of the Company be, and hereby is, authorized and directed, by, for, on behalf of and in the name of the Company to execute, acknowledge and deliver all promissory notes, guarantees, pledges, assignments, mortgages, agreements and all other instruments and documents which the President so acting shall deem necessary, appropriate, convenient or proper to effectuate the transactions described in the above resolutions and contemplated in the Amendment, his signature thereon being conclusive evidence of his approval thereof; and be it further

         RESOLVED, that the President of the Company be, hereby is, authorized and directed, by, for, on behalf of and in the name of the Company to do all such other acts and things, to make,



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negotiate,  execute and deliver,  file and/or  record and receive all such other instruments, documents and agreements and to do all other acts or things as may be, in the opinion of the officer so acting, necessary, appropriate, convenient or proper to carry out the intent of the foregoing resolutions, to discharge the liabilities and obligations of the Company to the Bank, to exercise the rights of the Company, and to carry out and consummate the transactions contemplated by the Agreement, the signature of the officer so acting shall be conclusive evidence of his approval thereof.